Exhibit 10.1
EXECUTION VERSION

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SALE AND EXCHANGE AGREEMENT
by and between
TRINITY INDUSTRIES LEASING COMPANY,
and
NAPIER PARK RAILCAR LEASE FUND LLC
Dated as of December 30, 2025

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SALE AND EXCHANGE AGREEMENT
THIS SALE AND EXCHANGE AGREEMENT is made as of December 30, 2025 (this “Agreement”) by and between TRINITY INDUSTRIES LEASING COMPANY, a Delaware corporation (“TILC”) and NAPIER PARK RAILCAR LEASE FUND LLC, a Delaware limited liability company (“Rail I Fund”).
BACKGROUND:
A.    As of the date hereof, TILC and Rail I Fund are the sole members of Triumph Rail Holdings, LLC (“Triumph Rail”), and TILC and Rail I Fund are the sole members of RIV 2013 Rail Holdings, LLC (“RIV Rail”).
B.    TILC desires to Sell (as hereinafter defined) to Rail I Fund 99.53% of its Triumph Membership Interests (as hereinafter defined) in Triumph Rail and, in exchange for such Sale, Rail I Fund desires to Sell to TILC all of its RIV Membership Interests (as hereinafter defined) in RIV Rail.
AGREEMENT:
In consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, TILC and Rail I Fund, intending to be legally bound, hereby agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1    General. The specific terms defined in this Article include the plural as well as the singular. Words herein importing a gender include the other gender. References to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms. References herein to Persons include their successors and assigns permitted hereunder. The terms “include” or “including” mean “include without limitation” or “including without limitation”. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article and Section references, unless otherwise specified, refer to Articles and Sections of this Agreement.
Section 1.2    Specific Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:
“Effective Date” means December 31, 2025.
“Encumbrance” means any mortgage, pledge, lien, encumbrance, charge or security interest, including, without limitation, any conditional sale, any sale without recourse against the sellers, or any agreement to give any security interest over or with respect to any assets of any applicable Person.

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“Membership Interests” means all membership interests held by an applicable Person in a limited liability company and the right, if any, to vote on, consent to or otherwise participate in any decision or action of or by such Person and the right to receive information concerning the business and affairs of the relevant limited liability company, in each case to the extent expressly provided in the limited liability company agreement of the relevant company or otherwise required by the Delaware Limited Liability Company Act, 6 Del. Law§ 18-101, et seq., as it may be amended from time to time, and any successor thereto.
“Person” means any human being, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any other legal entity, including public bodies.
“Rail I Fund” has the meaning specified in the Preamble.
“RIV Membership Interests” means all of Rail I Fund’s Membership Interests in RIV Rail.
“RIV Rail” has the meaning specified in the Preamble.
“Sale” means, with respect to any Person, the sale, transfer, assignment or other conveyance, of the assets or property in question by such Person, and “Sell” means that such Person sells, transfers, assigns or otherwise conveys the assets or property in question.
“Servicer” means TILC in its capacity as servicer under the Triumph Servicing Agreement.
“TILC” has the meaning specified in the Preamble.
“Triumph Membership Interests” means all of TILC’s Membership Interests in Triumph Rail.
“Triumph Rail” has the meaning specified in the Preamble.
“Triumph Servicing Agreement” means the Amended and Restated Railroad Car Management, Operation, Maintenance, Servicing and Remarketing Agreement dated as of June 15, 2021 by and among Triumph Rail LLC, as the issuer, the Servicer, as the servicer and TILC, as administrator.
ARTICLE II

SALE OF THE MEMBERSHIP INTERESTS
Section 2.1    Sale of the Membership Interests. Notwithstanding Section 2.2, the parties hereto agree as follows:
(a)    Subject to the terms and conditions of this Agreement, TILC hereby Sells to Rail I Fund, without recourse (except to the extent specifically provided herein), all its right,

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title and interest in and to 99.53% of its Triumph Membership Interests (representing 42.3559% of all Membership Interests in Triumph Rail), and (y) in exchange for such Sale, Rail I Fund hereby Sells to TILC, without recourse (except to the extent specifically provided herein), all its right, title and interest in and to 100% of its RIV Membership Interests (representing 69.4526% of all Membership Interests in RIV Rail).
(b)    The Sales of (i) the Triumph Membership Interests by TILC to Rail I Fund and (ii) the RIV Membership Interests by Rail I Fund to TILC pursuant to this Agreement are, and are intended to be, absolute, irrevocable and unconditional assignments and conveyances of ownership (free and clear of any Encumbrances) of all of the right, title and interest in, to and under the relevant Membership Interests of each of TILC and Rail I Fund, as the case may be, for all purposes and, except to the extent specifically provided herein, without recourse.
(c)    On and after the date of this Agreement, (x) TILC shall own 100% of the Membership Interests in RIV Rail, (y) TILC shall own 0.2% of the Membership Interests in Triumph Rail and (z) Rail I Fund shall own 99.8% of the Membership Interests in Triumph Rail. Neither TILC nor Rail I Fund shall take any action inconsistent with such ownership and shall not claim any ownership interest in such Membership Interests that were sold by TILC and Rail I Fund, as the case may be, hereunder.
Section 2.2    Effective Date. Subject to Section 2.1, the parties hereto agree as follows:
(a)    From and after the date of this Agreement through and including the Effective Date, the parties agree to treat Triumph Rail and RIV Rail (as well as TILC and Rail I Fund) for all financial, accounting and economic purposes as if the Membership Interests immediately prior to the date of this Agreement were in effect from the period commencing on the date of this Agreement through (and including) the Effective Date.
(b)    The parties hereto acknowledge that the Effective Date is intended solely for financial, accounting and economic allocation purposes. If, in the period between the Closing Date and the Effective Date, an event or circumstance occurs that has a material adverse effect on Triumph Rail and/or RIV Rail as of the Effective Date, the parties agree to negotiate in good faith appropriate adjustments, which may include agreeing that the Effective Date shall be deemed to be the date of this Agreement; provided, however, that neither Section 2.2(a) nor Section 2.2(b) affect the obligations of the parties hereto set forth in Section 2.1 and clauses therein.
Section 2.3    Tax Treatment. The parties hereto agree to treat the transaction contemplated by Section 2.1 as a taxable exchange of property, and shall take no action inconsistent with such treatment.

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ARTICLE III

CONDITIONS PRECEDENT
Section 3.1    Conditions Precedent. The Sales contemplated hereunder shall be subject to the conditions precedent that:
(a)    This Agreement shall be executed and delivered by the parties to this Agreement.
(b)    The following statements shall be true:
(i)    the representations and warranties of each of TILC and Rail I Fund contained in Article IV shall be true and correct on and as of the date hereof, both before and after giving effect to the Sales to take place on the date hereof and to the application of proceeds therefrom; and
(ii)    each of TILC and Rail I Fund shall be in compliance with all of its covenants and other agreements set forth in this Agreement.
(c)    Each of TILC and Rail I Fund shall have taken such other action, including delivery of approvals, consents, documents and instruments to other party, as the other party may reasonably request.
(d)    Each of TILC and Rail I Fund shall have taken all steps necessary under all applicable law in order to Sell the applicable Membership Interests to the other party on the date hereof, and upon the Sale of such Membership Interests to the other party pursuant to the terms hereof, each of TILC and Rail I Fund, as the case may be, will have acquired on such date good and marketable title to and a valid and perfected ownership interest in the relevant Membership Interests, free and clear of any Encumbrance.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Section 4.1    Representations and Warranties of TILC. TILC makes the following representations and warranties as of the date hereof for the benefit of Rail I Fund, on which Rail I Fund relies in acquiring the Triumph Membership Interests hereunder.
(a)    TILC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, is duly licensed or qualified and in good standing in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on its ability to carry on its business as now conducted or as contemplated to be conducted or to execute, deliver and perform its obligations under this Agreement, has the power and authority to carry on its business as now conducted and as

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contemplated to be conducted, and has the requisite power and authority to execute, deliver and perform its obligations under this Agreement.
(b)    This Agreement has been duly authorized by all necessary corporate action by TILC, and duly executed and delivered by TILC, and (assuming the due authorization, execution and delivery by each other party thereto) constitutes the legal, valid and binding obligations of TILC, enforceable against TILC in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.
(c)    The execution, delivery and performance by TILC of this Agreement and compliance by TILC with all of the provisions thereof do not and will not contravene or, in the case of clause (iii), constitutes (alone or with notice, or lapse of time or both) a default under or result in any breach of, or result in the creation or imposition of any Encumbrance (other than pursuant to this Agreement) upon any property of TILC pursuant to, (i) any law or regulation, or any order, judgment, decree, determination or award of any court or governmental authority or agency applicable to or binding on TILC or any of its properties, or (ii) the provisions of its certificate of incorporation or bylaws or (iii) any indenture, mortgage, contract or other agreement or instrument to which TILC is a party or by which TILC or any of its properties may be bound or affected except, with respect to clause (iii), where such contravention, default or breach would not reasonably be expected to materially adversely affect TILC’s ability to perform its obligations under this Agreement or materially adversely affect its financial condition or business.
(d)    There are no proceedings, pending or threatened (to the actual and constructive knowledge, after reasonable inquiry (“Knowledge”), of the officers and directors of TILC) against TILC in any court or before any governmental authority or arbitration board or tribunal that, if adversely determined, would reasonably be expected to materially adversely affect TILC’s ability to perform its obligations under this Agreement or materially adversely affect its financial condition or business.
(e)    TILC is not (x) in violation of any term of any charter instrument or bylaw or (y) in violation or breach of or in default under any other agreement or instrument to which it is a party or by which it or any of its property may be bound except in the case of clause (y) where such violation, breach or default would not reasonably be expected to materially adversely affect TILC’s ability to perform its obligations under this Agreement or materially adversely affect its financial condition or business. TILC is in compliance with all laws, ordinances, governmental rules, regulations, orders, judgments, decrees, determinations and awards to which it is subject, the failure to comply with which would reasonably be expected to have a material and adverse effect on its operations or condition, financial or otherwise, or would impair the ability of TILC to perform its obligations under this Agreement, and has obtained all required licenses, permits, franchises and other governmental authorizations material to the conduct of its business.
(f)    No consent, approval or authorization of, or filing, registration or qualification with, or the giving of notice to, any trustee or any holder of indebtedness of TILC

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or any governmental authority on the part of TILC is required in the United States in connection with the execution and delivery by TILC of this Agreement, or is required to be obtained in order for TILC to perform its obligations thereunder in accordance with the terms thereof, other than (i) as may be required under applicable laws, ordinances, governmental rules and regulations to be obtained, given, accomplished or renewed at any time after the date hereof in connection with the performance of its obligations under this Agreement and which are routine in nature and are not normally applied for prior to the time they are required, and which TILC has no reason to believe will not be timely obtained, and (ii) as may have been previously obtained in accordance with clause (i) immediately above.
(g)    TILC has and by this Agreement shall convey to Rail I Fund, all legal and beneficial title to the Triumph Membership Interests free and clear of any and all Encumbrances. Such Memberships Interests were and are duly authorized, validly issued, fully paid, and non-assessable.
(h)    To the Knowledge of the officers and directors of TILC, other than as may have been included in a Servicer Monthly Report (as defined in the Triumph Servicing Agreement) delivered or otherwise notified to Rail I Fund by the Servicer, in either case, prior to the date of this Agreement, no Total Loss (as defined in the Triumph Servicing Agreement) has occurred with respect to any Portfolio Railcar (as defined in the Triumph Servicing Agreement).
Section 4.2    Representations and Warranties of Rail I Fund. Rail I Fund makes the following representations and warranties as of the date hereof on which TILC relies in acquiring the RIV Membership Interests hereunder.
(a)    Rail I Fund is a Delaware limited liability company duly formed, validly existing, and in good standing under the laws of the State of Delaware, is duly licensed or qualified and in good standing in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on its ability to carry on its business as now conducted or as contemplated to be conducted or to execute, deliver and perform its obligations under this Agreement, has the power and authority to carry on its business as now conducted and as contemplated to be conducted, and has the requisite power and authority to execute, deliver and perform its obligations under this Agreement.
(b)    This Agreement has been duly authorized by all necessary corporate and limited liability company action by Rail I Fund, and duly executed and delivered by Rail I Fund, and (assuming the due authorization, execution and delivery by each other party thereto) constitutes the legal, valid and binding obligations of Rail I Fund, enforceable against Rail I Fund in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.
(c)    The execution, delivery and performance by Rail I Fund of this Agreement and compliance by Rail I Fund with all of the provisions thereof do not and will not contravene or, in the case of clause (iii), constitutes (alone or with notice, or lapse of time or both) a default under or result in any breach of, or result in the creation or imposition of any Encumbrance

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(other than pursuant to this Agreement) upon any property of Rail I Fund pursuant to, (i) any law or regulation, or any order, judgment, decree, determination or award of any court or governmental authority or agency applicable to or binding on each of Rail I Fund or any of its properties, or (ii) the provisions of its certificate of incorporation or bylaws or (iii) any indenture, mortgage, contract or other agreement or instrument to which Rail I Fund is a party or by which Rail I Fund or any of its properties may be bound or affected except, with respect to clause (iii), where such contravention, default or breach would not reasonably be expected to materially adversely affect Rail I Fund’s ability to perform its obligations under this Agreement or materially adversely affect its financial condition or business.
(d)    There are no proceedings pending or, to the Knowledge of the officers and manager of Rail I Fund, threatened against Rail I Fund in any court or before any governmental authority or arbitration board or tribunal that, if adversely determined, would reasonably be expected to materially adversely affect Rail I Fund’s ability to perform its obligations under this Agreement or materially adversely affect its financial condition or business.
(e)    Rail I Fund is not (x) in violation of any term of any charter instrument or bylaw or (y) in violation or breach of or in default under any other agreement or instrument to which it is a party or by which it or any of its property may be bound except in the case of clause (y) where such violation, breach or default would not reasonably be expected to materially adversely affect Rail I Fund’s ability to perform its obligations under this Agreement or materially adversely affect its financial condition or business. Rail I Fund is in compliance with all laws, ordinances, governmental rules, regulations, orders, judgments, decrees, determinations and awards to which it is subject, the failure to comply with which would reasonably be expected to have a material and adverse effect on its operations or condition, financial or otherwise, or would impair the ability of Rail I Fund to perform its obligations under this Agreement, and has obtained all required licenses, permits, franchises and other governmental authorizations material to the conduct of its business.
(f)    No consent, approval or authorization of, or filing, registration or qualification with, or the giving of notice to, any trustee or any holder of indebtedness of Rail I Fund or any governmental authority on the part of Rail I Fund is required in the United States in connection with the execution and delivery by Rail I Fund of this Agreement, or is required to be obtained in order for Rail I Fund to perform its obligations thereunder in accordance with the terms thereof, other than (i) as may be required under applicable laws, ordinances, governmental rules and regulations to be obtained, given, accomplished or renewed at any time after the date hereof in connection with the performance of its obligations under this Agreement and which are routine in nature and are not normally applied for prior to the time they are required, and which Rail I Fund has no reason to believe will not be timely obtained, and (ii) as may have been previously obtained in accordance with clause (i) immediately above.
(g)    Rail I Fund has, and by this Agreement shall convey to TILC, all legal and beneficial title to the RIV Membership Interests, free and clear of any and all Encumbrances. Such Memberships Interests were and are duly authorized, validly issued, fully paid, and non-assessable.

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ARTICLE V

MISCELLANEOUS
Section 5.1    Amendment. This Agreement may be amended, modified or supplemented by a written agreement between the parties thereto.
Section 5.2    Notices. All demands, notices and communications to either party shall be in writing, personally delivered, or sent by electronic mail (in the case of TILC), reputable overnight courier or mailed by certified mail, and shall be deemed to have been given upon receipt (a) in the case of TILC, to Trinity Industries Leasing Company, 14221 N. Dallas Parkway, Suite 1100, Dallas, Texas 75254, Attention: TILC Capital Markets Group, Email: TILC.CapitalMarkets.notices@trin.net, and (b) in the case of Rail I Fund to Napier Park Global Capital (US) LP, 280 Park Avenue, 3rd Floor, New York, New York 10017 or, in either case, such other address as shall be designated by a party in a written notice delivered to the other party.
Section 5.3    Merger and Integration. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.
Section 5.4    Severability of Provisions. If any one or more of the provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.
Section 5.5    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF DELAWARE, ALL RIGHTS AND REMEDIES BEING GOVERNED BY SAID LAWS.
Section 5.6    Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 5.7    Third Parties. All rights and obligations created by this Agreement are solely between the parties hereto. The parties hereto intend that there are no third party beneficiaries under this Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

TRINITY INDUSTRIES LEASING COMPANY By: /s/ Joshua Yeretsky Name: Joshua Yeretsky Title: Vice President and Managing Director, Capital Markets
NAPIER PARK RAILCAR LEASE FUND LLC By: Napier Park Global Capital (US) LP, its Managing Member By: /s/ Jeffrey Traum Name: Jeffrey Traum Title: Senior Managing Director, General Counsel